SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 9, 2017 root9B Holdings, Inc.
(Exact name of Company as specified in Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50502 (Commission File No.)	20-0443575 (IRS Employee Identification No.)

206 E. Virginia Avenue
Phoenix, AZ 85004
(Address of Principal Executive Offices)

(602) 889-1137
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2 below).

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                                                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01    Other Events

As previously disclosed, on October 3, 2017, root9B Holdings, Inc. (the “Company”) appealed the delisting determination to The Nasdaq Hearings Panel (the “Panel”) and was informed that a hearing date had been set for November 16, 2017. On October 13, 2017, the Company submitted an extension of the stay of delisting. The Company asked that the stay be extended until the Panel issues a final decision on the matter. On October 16, 2017, the Panel granted the Company’s request to extend the stay of suspension pending a hearing on November 16, 2017, and issuance of a final Panel decision.

On November 9, 2017, the Company informed the Panel that it would not attend the November 16, 2017 hearing and would not be able to cure the compliance issues previously reported. The Company is working with Nasdaq to begin the process of delisting the Company from the Nasdaq.

The Company continues to have no operating assets and no ability to generate revenue.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

ROOT9B HOLDINGS, INC.

Dated: November 13, 2017	By:	/s/ William Hoke
	Name:	William Hoke
	Title:	Chief Financial Officer